EXHIBIT 21.1
     SUBSIDIARIES OF THE REGISTRANT

STATE OF
SUBSIDIARY	INCORPORATION	DBA
UTI Holdings, Inc. (1)	Arizona	None
Universal Technical Institute of Arizona, Inc. (2)	Delaware	None
Universal Technical Institute of Texas, Inc. (2)	Texas	None
U.T.I. of Illinois, Inc. (2)	Illinois	None
Universal Technical Institute of California, Inc. (2)	California	None
Universal Technical Institute of Pennsylvania, Inc. (2)	Delaware	None
Universal Technical Institute of Northern California, Inc. (2)	California	None
Universal Technical Institute of North Carolina, Inc. (2)	Delaware	NASCAR Technical Institute
Universal Technical Institute of Massachusetts, Inc. (2)	Delaware	None
Universal Technical Institute of Phoenix, Inc. (2)	Delaware	Universal Technical Institute Motorcycle Mechanics Institute; Universal Technical Institute Marine Mechanics Institute; Universal Technical Institute Automotive Division

Custom Training Group, Inc.(2)	California	None
Clinton Education Group, Inc. (2)	Delaware	None

(1)	UTI Holdings, Inc. is a wholly owned subsidiary of the registrant.

(2)	Wholly owned subsidiaries of UTI Holdings, Inc.